EXHIBIT 5

                         Brega & Winters P.C.  Attorneys at Law
                 One Norwest Center, 1700 Lincoln Street, Suite 2222
                               Denver, Colorado 80202
                                    (303) 866-9400
                                 FAX:  (303) 861-9109


                                       March 3, 1998



  Rentech, Inc.
  1331 17th Street, Suite 720
  Denver, Colorado 80202

       Re:  Registration Statement on Form S-3

  Gentlemen:

       This firm has represented Rentech, Inc., a Colorado corporation (the "Company") in connection with the proposed offering by selling shareholders of up to 17,834,094 Shares of Common Stock, $.01 par value (the "Shares"), pursuant to a Registration Statement on Form S-3. In connection with such representation, we have reviewed the Company's articles of incorporation, bylaws, minute books and the applicable laws of the state of Colorado.

       Based on such review, we are of the opinion that the Shares issued to the selling shareholders identified in the registration statement are fully paid and non-assessable.

       We hereby consent to the reference to our firm under the heading "LEGAL OPINIONS" in the Registration Statement on Form S-3 and the related Prospectus and to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                  Very truly yours,


                                  (Signature)

                                  BREGA & WINTERS P.C.